EXHIBIT 99.1

USA Truck Reports First Quarter 2022 Results

●	Earnings per diluted share increased 262.5% to $1.45 for 1Q 2022
●	Adjusted earnings per diluted share(a) increased 244.2% to $1.48 for 1Q 2022
●	Consolidated operating revenue increased 26.8% to $201.1 million for 1Q 2022

Van Buren, AR – April 28, 2022 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the quarter ended March 31, 2022.

For the quarter ended March 31, 2022 (the “2022 Quarter”), consolidated operating revenue was $201.1 million compared to $158.5 million for the quarter ended March 31, 2021 (the “2021 Quarter”).  Base revenue(a) for the 2022 Quarter, which excludes fuel surcharge revenue, was $176.4 million compared to $144.3 million for the 2021 Quarter.  The Company reported net income of $13.1 million, or $1.45 per diluted share for the 2022 Quarter and adjusted net income(a) of $13.4 million, or $1.48 per diluted share, compared to net income of $3.6 million, or $0.40 per diluted share and adjusted net income(a) of $3.8 million, or $0.43 per diluted share for the 2021 Quarter.  The Company’s consolidated operating ratio was 90.7%, compared to 96.2% for the 2021 Quarter.

President and CEO James Reed commented, “This quarter USA Truck produced the best first quarter earnings per share in the Company’s history and the seventh consecutive quarter of record earnings.  The Company also delivered its highest first quarter total revenue and adjusted earnings per share in its history.

Segment results continue to reflect improved operating results as the Trucking segment adjusted operating ratio(a) improved 890 basis points year over year to 87.0%, and the USAT Logistics segment delivered a 24.8% increase in load volume with operating revenue up 42.5% year over year.  Management’s focus and continued execution on the operating strategy and strategic initiatives drove these results.”

Trucking: For the 2022 Quarter, Trucking operating revenue (before intersegment eliminations) increased $13.0 million, or 12.6%, to $116.1 million compared to the 2021 Quarter.  Trucking operating income of $12.6 million for the 2022 Quarter reflected an operating ratio of 89.1% compared to operating income of $3.5 million and an operating ratio of 96.6% for the 2021 Quarter.  This represented an increase of $9.1 million year over year in operating income and a 750 basis point improvement in operating ratio.  Trucking adjusted operating income(a) was $12.9 million for the 2022 Quarter, reflecting an adjusted operating ratio(a) of 87.0%, compared to adjusted operating income(a) of $3.8 million and an adjusted operating ratio(a) of 95.9% for the 2021 Quarter.  This represented an increase of $9.1 million year over year in adjusted operating income(a) and an 890 basis point improvement in adjusted operating ratio(a).

Trucking operations delivered the following results for the 2022 Quarter compared to the 2021 Quarter:

●	Base revenue per available tractor per week increased $451, or 11.8%.
●	Base revenue per loaded mile increased $0.417, or 16.7%.
●	Deadhead percentage improved 80 basis points over the 2021 Quarter and 90 basis points over the sequential quarter.
●	Loaded miles per available tractor per week decreased 65 miles, or 4.2%, over the 2021 Quarter, but increased 53 miles, or 3.7%, over the sequential quarter.
●	Average number of seated tractors was 1,716, a decrease of 3.7% when compared to an average of 1,782 in the 2021 Quarter. Average unseated tractor percentage was unchanged from 5.8% for the 2021 Quarter, but improved from 6.1% sequentially.

USAT Logistics: Operating revenue (before intersegment eliminations) was $97.4 million for the 2022 Quarter, an increase of $29.1 million, or 42.5%, compared to the 2021 Quarter.  Operating income and adjusted operating income(a) were $6.1 million for the 2022 Quarter, reflecting an operating ratio of 93.8% and an adjusted operating ratio(a) of 93.2%, compared to operating income and adjusted operating income(a) of $2.5 million and an operating ratio of 96.3% and adjusted operating ratio(a) of 96.1% for the 2021 Quarter.  This change represented an increase of $3.5 million year over year in both operating income and adjusted operating income(a) and an improvement of 250 basis points in operating ratio and 290 basis points in adjusted operating ratio(a) compared to the 2021 Quarter.

USAT Logistics operations delivered the following results during the 2022 Quarter:

●	Gross margin dollars increased 61.2% to $13.3 million compared to the 2021 Quarter, and 11.9%, or $1.4 million, sequentially.
●	Gross margin percentage increased 160 basis points to 13.6% when compared to 12.0% for the 2021 Quarter and 110 basis points sequentially from 12.5%.
●	Revenue per load increased 14.2%, or $294 per load compared to the 2021 Quarter, and 0.4%, or $10 per load, sequentially.
●	Load count increased by 8,194 loads, or 24.8% compared to the 2021 Quarter, and 1,005 loads, or 2.5%, sequentially.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Three Months Ended
	March 31,		December 31,
Trucking:	2022	2021	2021
Operating revenue (before intersegment eliminations) (in thousands)	$116,071	$103,103	$119,453
Operating income (1) (in thousands)	$12,628	$3,520	$11,573
Adjusted operating income (2) (in thousands)	$12,950	$3,843	$11,896
Operating ratio (3)	89.1%	96.6%	90.3%
Adjusted operating ratio (4)	87.0%	95.9%	88.7%
Total miles (5) (in thousands)	38,487	42,148	39,467
Deadhead percentage (6)	10.8%	11.6%	11.7%
Base revenue per loaded mile	$2.907	$2.490	$3.033
Average number of seated tractors	1,716	1,782	1,761
Average number of available tractors (7)	1,821	1,892	1,875
Average number of in-service tractors (8)	1,858	1,923	1,903
Loaded miles per available tractor per week	1,467	1,532	1,414
Base revenue per available tractor per week	$4,265	$3,814	$4,290
Average loaded miles per trip	496	520	495

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$97,444	$68,381	$94,648
Operating income (1) (in thousands)	$6,055	$2,526	$4,900
Adjusted operating income (2) (in thousands)	$6,055	$2,526	$4,900
Gross margin (9) (in thousands)	$13,259	$8,224	$11,853
Gross margin percentage (10)	13.6%	12.0%	12.5%
Load count (in thousands)	41.3	33.1	40.3

1)Operating income is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2)Adjusted operating income(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3)Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4)Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5)Total miles include both loaded and empty miles.
6)Deadhead percentage is calculated by dividing empty miles by total miles.
7)Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.
8)In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.
9)Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10)Gross margin percentage is calculated as USAT Logistics gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity

As of March 31, 2022, total debt and finance lease liabilities was $161.1 million, total debt and finance lease liabilities, net of cash (excluding restricted cash) (“Net Debt”)(a) was $149.1 million.  Net Debt(a) to Adjusted EBITDA(a) for the trailing twelve months ended March 31, 2022 was 1.7x.  In the quarter, the Company completed its planned execution of a series of equipment financing arrangements that secured low cost fixed interest rates through term loans.  The proceeds from these loans were used to retire the Company’s previous credit facility.  On January 31, 2022 the Company completed a new $130.0 million senior secured revolving credit facility.  The Company had full availability under its new credit facility as of March 31, 2022.

First Quarter 2022 Conference Call Information

USA Truck will hold a conference call to discuss its first quarter 2022 results on Friday, April 29, 2022 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-877-545-0320 (Toll Free) or 1-973-528-0002 (International) and reference access code 625844.  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the ”Investor Relations” menu, or may be accessed using the following link:  https://www.webcaster4.com/Webcast/Page/2611/45204.  A telephone replay of the call will also be available for one year from the date of the call.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms “Base Revenue”, “Net Debt”, “Adjusted EBITDA”, “Adjusted operating ratio”, “Adjusted operating income”, “Adjusted net income”, and “Adjusted earnings per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and financing lease liabilities, net of cash (excluding restricted cash).  The Company defines Adjusted EBITDA as net income, plus interest expense net of interest income, provision for income tax expense, depreciation and amortization, and non-cash equity compensation.  Adjusted operating ratio is calculated as operating expenses excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.  Adjusted operating income is calculated by deducting operating expenses excluding amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.  Adjusted net income is defined as net income excluding amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings per diluted share is defined as Adjusted net income divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income, Adjusted net income, and Adjusted earnings per diluted share as key measures of our performance and liquidity, each of which are reconciled to the most comparable GAAP financial measure and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

These non-GAAP financial measures are not substitutes for their comparable GAAP financial measures, such as total revenue, total debt, net income, cash flows from operating activities, operating ratio, net income, diluted earnings per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define or calculate these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income, Adjusted net income, and Adjusted earnings per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Annual Report on Form 10-K, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “seeks,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance.  In this press release, statements relating to future borrowing capacity under our credit facility are forward-looking statements.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, including the impacts and duration of the COVID-19 pandemic.  In addition, there are other risks, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar expression refer to USA Truck Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Zachary King, EVP & CFO

(479) 471-2694

zachary.king@usa-truck.com

Michael Stephens, Investor Relations

(479) 471-2610

michael.stephens@usa-truck.com

USA TRUCK INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021

	(in thousands, except per share data)
Operating revenue	$201,063	$158,505

Operating expenses:
Salaries, wages and employee benefits	41,887	36,555
Fuel and fuel taxes	17,037	11,444
Depreciation and amortization	8,024	9,570
Insurance and claims	6,623	5,809
Equipment rent	1,834	1,949
Operations and maintenance	8,515	7,066
Purchased transportation	98,319	74,103
Operating taxes and licenses	1,260	1,272
Communications and utilities	1,006	804
(Gain) loss on disposal of assets, net	(6,401)	(177)
Other	4,276	4,064
Total operating expenses	$182,380	$152,459
Operating income	18,683	6,046

Other expenses:
Interest expense, net	1,417	1,025
Other, net	68	61
Total other expenses, net	1,485	1,086
Income before income taxes	17,198	4,960
Income tax expense	4,087	1,363

Consolidated net income and comprehensive income	$13,111	$3,597

Net earnings per share:
Average shares outstanding (basic)	8,831	8,841
Basic earnings per share	$1.48	$0.41

Average shares outstanding (diluted)	9,043	9,007
Diluted earnings per share	$1.45	$0.40

GAAP TO NON-GAAP RECONCILIATIONS

(UNAUDITED)

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended
	March 31,
	2022	2021

	(in thousands)
Net income	$13,111	$3,597
Add:
Depreciation and amortization	8,024	9,570
Interest expense, net	1,417	1,025
Income tax expense	4,087	1,363
Non-cash equity compensation	748	168
Adjusted EBITDA	$27,387	$15,723

ADJUSTED NET INCOME RECONCILIATION

	Three Months Ended
	March 31,
	2022	2021

	(in thousands)
Net income	$13,111	$3,597
Adjusted for:
Amortization of acquisition related intangibles	322	323
Income tax effect of adjustments	(82)	(82)
Adjusted net income	$13,351	$3,838

ADJUSTED EARNINGS PER DILUTED SHARE RECONCILIATION

	Three Months Ended
	March 31,
	2022	2021
Earnings per diluted share	$1.45	$0.40
Adjusted for:
Amortization of acquisition related intangibles	0.04	0.04
Income tax effect of adjustments	(0.01)	(0.01)
Adjusted earnings per diluted share	$1.48	$0.43

NET DEBT RECONCILIATION

	March 31, 2022	December 31, 2021

	(in thousands)
Total current debt and financing lease liabilities	$33,873	$25,164
Long-term debt, less current maturities	57,188	63,355
Financing leases, less current maturities	70,033	56,274
Total Debt	161,094	144,793
Less: Cash, excluding restricted cash	(12,026)	(947)
Net Debt	$149,068	$143,846

ADJUSTED OPERATING RATIO RECONCILIATIONS

	Three Months Ended
	March 31,
Consolidated	2022	2021

	(in thousands)
Operating revenue	$201,063	$158,505
Less: fuel surcharge revenue	(24,658)	(14,240)
Base revenue	$176,405	$144,265
Operating expense	$182,380	$152,459
Adjusted for:
Amortization of acquisition related intangibles	(322)	(323)
Fuel surcharge revenue	(24,658)	(14,240)
Adjusted operating expense	$157,400	$137,896
Operating income	$18,683	$6,046
Adjusted operating income	$19,005	$6,369
Operating ratio	90.7%	96.2%
Adjusted operating ratio	89.2%	95.6%

	Three Months Ended
	March 31,
Trucking Segment	2022	2021

	(in thousands)
Operating revenue	$116,028	$102,776
Intersegment activity	43	327
Operating revenue (before intersegment eliminations)	116,071	103,103
Less: fuel surcharge revenue	(16,224)	(10,319)
Base revenue	$99,847	$92,784
Operating expense (before intersegment eliminations)	$103,443	$99,583
Adjusted for:
Amortization of acquisition related intangibles	(322)	(323)
Fuel surcharge revenue	(16,224)	(10,319)
Adjusted operating expense	$86,897	$88,941
Operating income	$12,628	$3,520
Adjusted operating income	$12,950	$3,843
Operating ratio	89.1%	96.6%
Adjusted operating ratio	87.0%	95.9%

	Three Months Ended
	March 31,
USAT Logistics Segment	2022	2021

	(in thousands)
Operating revenue	$85,035	$55,729
Intersegment activity	12,409	12,652
Operating revenue (before intersegment eliminations)	97,444	68,381
Less: fuel surcharge revenue	(8,440)	(4,296)
Base revenue	$89,004	$64,085
Operating expense (before intersegment eliminations)	$91,389	$65,855
Adjusted for:
Fuel surcharge revenue	(8,440)	(4,296)
Adjusted operating expense	$82,949	$61,559
Operating income	$6,055	$2,526
Adjusted operating income	$6,055	$2,526
Operating ratio	93.8%	96.3%
Adjusted operating ratio	93.2%	96.1%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Assets	March 31, 2022	December 31, 2021

Current assets:	(in thousands, except share data)
Cash and restricted cash (restricted cash of $8,567 and $405, respectively)	$20,593	$1,352
Accounts receivable, net of allowance for doubtful accounts of $278 and $490, respectively	109,856	100,166
Inventories	1,300	1,387
Prepaid expenses and other current assets	9,864	10,103
Total current assets	141,613	113,008
Property and equipment:
Land and structures	34,274	34,266
Revenue equipment	318,339	316,492
Service, office and other equipment	31,507	31,213
Property and equipment, at cost	384,120	381,971
Accumulated depreciation and amortization	(168,380)	(175,024)
Property and equipment, net	215,740	206,947
Operating leases - right of use assets	21,342	22,898
Goodwill	5,231	5,231
Other intangibles, net	13,493	13,815
Other assets	3,253	2,136
Total assets	$400,672	$364,035
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$43,098	$36,378
Current portion of insurance and claims accruals	8,740	8,973
Accrued expenses	13,047	10,006
Current finance lease obligations	16,983	14,095
Current operating lease obligations	6,475	6,679
Long-term debt, current maturities	16,890	11,069
Total current liabilities	105,233	87,200
Other long-term liabilities	334	342
Long-term debt, less current maturities	57,188	63,355
Long-term finance lease obligations	70,033	56,274
Long-term operating lease obligations	15,287	16,644
Deferred income taxes	21,512	21,914
Insurance and claims accruals, less current portion	6,881	6,881
Total liabilities	276,468	252,610
Commitments and contingencies	—	—
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,455,160 shares, and 12,263,030 shares, respectively	125	123
Additional paid-in capital	65,322	63,752
Retained earnings	116,394	103,283
Less treasury stock, at cost (3,446,463 shares, and 3,367,418 shares, respectively)	(57,637)	(55,733)
Total stockholders' equity	124,204	111,425
Total liabilities and stockholders' equity	$400,672	$364,035